FINANCED SALES CONTRACT

The undersigned Purchaser(s) Agnes Kipkuna hereby agree to purchase and the undersigned Seller(s) [redacted] hereby agree to sell and convey the following described real estate together with all improvements, shrubbery, plantings and appurtenances, including but not limited to those items described in paragraph 9 herein, on the terms and conditions described below. If any personal items remain with the property, they are left "as is" and at no value to the property.

Address 287 Avebury City Meridianville County Madison State AL Zip 35759

Lot 166 Block ______ Subdivision Walker Hill Addition ______

Legal Description: LOT 166 WALKERS HILL PH 4 PLAT# 2020-12498

1. **TOTAL PURCHASE PRICE** shall be .... $ 290,000.00

Earnest money held by Selling Company (working with Purchaser) or Brinkley and Brinkley, herein called the "Holder". .. $ 2000.00

This contract is contingent upon Purchaser obtaining approval of a (i.e. Conventional, FHA, VA) Conventional loan (Excluding any financed closing costs) in the amount of .... $ 252,300.00

Balance of down payment due from Purchaser at closing (wire transfer or certified funds) .... $ 37,700.00

Purchaser agrees to apply for said loan within 2 working days and to make a diligent and good faith effort to obtain approval.

For FHA Loans, attach FHA DISCLOSURES Addendum.

2. **SETTLEMENT CHARGES:** Purchaser's Loan closing costs, prepaid items, escrows, loan discount fees, and funding fees, PMI, MIP and VA funding fees, are to be paid by Purchaser(s) unless herein excepted. Funding fee to be financed ______ (type) ☐ Yes ☑ No

Seller agrees to contribute up to $0 towards Purchaser's Total Settlement Charges including purchaser's half of title insurance and those costs Purchaser is not allowed to pay under FHA/VA/Conventional requirements, but exclusive of direct seller costs (i.e., Deed, Seller's half of title insurance, payoff expenses, etc.). Seller(s) obligation to pay or reimburse Purchaser(s) for any loan closing costs is contingent upon transfer of deed.

(a) **SURVEY: It is recommended that whenever title is passed a new survey be obtained which meets the current standards of the Alabama Society of Professional Land Surveyors.** If lender or attorney requires a survey the cost of such is considered a settlement charge.

(b) **CONVEYANCE:** Seller(s) will convey to Purchaser(s) a General Warranty deed insuring a good and merchantable title free from any and all encumbrances except current advalorem taxes, recorded restrictions, easements of record, applicable zoning restrictions, any liens or encumbrances assumed or incurred in this transaction and such state of facts as would be disclosed by an accurate survey of the property.

(c) **TITLE INSURANCE:** An enhanced owner's title insurance policy ("enhanced" policy if property qualifies) and binder will be furnished at closing as part of this contract. The premium for the owner's /lender's title policy, the simultaneous issue fee, and binder fee, will be divided equally between the Seller and Purchaser even if mortgagee is Seller.

(d) **CLOSING AND POSSESSION:** The sale shall be closed and the deed delivered on or before 02/22/2021, except that Seller shall have a reasonable time within which to perfect title or cure defects in the title to said property. Possession is to be given ______

NOTE: If Purchaser is given possession prior to closing, or if Seller is to remain in the property after closing, it is recommended that the parties enter into an ***Occupancy Agreement*** or ***Agreement for Retention of Possession***

3. **AGENCY DISCLOSURE:**

The Listing Company is [redacted]

(Two blocks may be checked)

- ☑ An agent of the Seller. ☐ An agent of the Purchaser
- ☐ An agent of both Seller and Purchaser, and is acting as a limited consensual dual agent.
- ☐ Assisting the Purchaser as a transaction broker.
- ☐ Assisting the Seller as a transaction broker

The Selling Company is: [redacted]

(Two blocks may be checked)

- ☐ An agent of the Seller. ☑ An agent of the Purchaser
- ☐ An agent of both Seller and Purchaser, and is acting as a limited consensual dual agent.
- ☐ Assisting the Purchaser as a transaction broker.
- ☐ Assisting the Seller as a transaction broker.

Receipt of the Real Estate Brokerage Services Disclosure form is acknowledged.

→ **Purchaser(s) initials** [redacted] ☐ **Seller(s) initials** ☐ ☐

4. **CONDITION OF PROPERTY:**

(a) Seller agrees to deliver all built-in appliances, heating, cooling, electrical, gas, plumbing, and septic systems in normal operating condition when title is passed or possession is given, whichever occurs first. It is Purchaser(s) responsibility to make any inspection he/she deems necessary prior to occupancy or closing. It is the Seller(s) responsibility to have the utilities turned on if they have been turned off and to maintain utilities through the date of closing. Seller to leave the house, garage, yard, and outbuildings reasonably clean and free of debris.

→ **Purchaser(s) initials** [redacted] ☐ **Seller(s) initials** ☐ ☐

(b) **EPA/HUD LEAD-BASED PAINT CONTINGENCY FOR PRE-1978 CONSTRUCTION ONLY:** This contract is contingent upon a risk assessment or inspection of the property for the presence of lead-based paint and/or lead-based paint hazards at Purchaser's expense until 9 p.m. on the n/a calendar day (no more than 10 days) after acceptance of this contract by all parties. (Intact lead-based paint that is in good condition is not necessarily a hazard. See EPA pamphlet *Protect Your Family From Lead in Your Home).* This contingency will terminate at the above predetermined deadline unless Purchaser (or Purchaser's salesperson) delivers to Seller (or Seller's salesperson) a written contract addendum listing the specific existing deficiencies, and corrections needed, together with a copy of the inspection and/or risk assessment report. Seller may, at Seller's option, within ______ days after delivery of the report, elect in writing whether to correct the condition(s) prior to closing. If Seller will correct the condition(s) Seller will furnish Purchaser with certification from a risk assessor or inspector demonstrating that the condition has been remedied before the date of closing period. If Seller elects not to make repairs, or if Seller makes a counter offer, Purchaser(s) will have ______ days to respond to the counter offer, or remove this contingency and take the property "as is", or this contract will become void. Purchaser(s) may remove this contingency at any time without cause.

The EPA/HUD Seller's Disclosure is required by Federal law to be attached to this contract and is made a part thereof.

→ **Purchaser(s) hereby removes this contingency. Date ______ Purchaser(s) initials** ☐ [redacted]

Purchaser(s) acknowledges receipt of the EPA/HUD pamphlet *"Protect Your Family From Lead in Your Home"*.

→ **Purchaser(s) initials** [redacted] ☐

[redacted]

(c) **OFFICIAL ALABAMA WOOD INFESTATION INSPECTION REPORT:** Purchaser may obtain, *at his own expense (unless not allowed by VA guidelines),* an Official Alabama Wood Infestation Report from a licensed exterminating company in accordance with VA/FHA/lender regulations. Said report to be presented to the closing attorney no less than 7 working days prior to closing. Purchaser will have no obligation to make any corrections. Corrections to be made by Seller unless otherwise mutually agreed upon by all parties. Follow up inspections are the responsibility of the Purchaser. Transfer of Seller's termite contract will suffice for Official Alabama Wood Infestation Report if acceptable to lender and Purchaser. Any applicable transfer fees will be paid by Purchaser.

(d) **ADDITIONAL PROPERTY INSPECTION(S):** Purchaser ☑**Does** ☐**Does Not** require property inspections other than those in 4(a) and 4(b). If inspection(s) are required an ***Inspection Addendum*** is attached. Purchaser agrees to indemnify Seller and all real estate licensees for the acts of himself, his inspectors and/or representatives in exercising his rights under this Agreement. Purchaser's obligations to indemnify Seller and all real estate licensees shall also survive the termination of this agreement by either party.

(e) Neither the Seller, nor any Licensee makes any representation or warranties regarding the condition of the property except to the extent expressly set forth herein. Purchaser has the obligation to determine any and all conditions of the property material to Purchaser's decision to buy the property, including, but not limited to, the condition of the heating, cooling, electrical, gas, plumbing, and septic systems, and any built-in appliances; the roof and basement, including leaks therein; the age, size or area of the property, construction materials, including floors; structural condition; utility and sewer or septic tank availability or condition; subsurface conditions, including radon and other potentially hazardous materials and/or gases; flood insurance requirements; present or previous pest and termite infestations; fungus, mildew and other similar conditions; any noise exposures and any matters affecting the character of the neighborhood. These provisions apply to all transactions, including "sight unseen" transactions.

(f) **FINAL INSPECTION:** Purchaser and/or his inspectors/representatives shall have the right to conduct a final inspection of the Property prior to closing to confirm the Property is in substantially the same or better condition as it was on the Binding Agreement Date, normal wear and tear excepted, and to determine that all agreed upon repairs/replacements have been completed. Closing of this sale constitutes acceptance of the Property in its condition as of the time of closing, unless otherwise noted in writing.

5. DISCLAIMER: Seller(s) and Purchaser(s) acknowledge that they have not relied upon any advice or representations of any real estate licensee involved in this sale relative to (i) the legal or tax consequences of this contract and the sale, purchase, or ownership of the property, (ii) the structural condition of the property, including the roof and basement, (iii) construction materials, (iv) the nature and operating condition of the electrical, heating, air conditioning, plumbing and water systems and appliances, (v) the age and square footage of the improvements, and the size or area of the property, (vi) the availability of utilities or sewer service, (vii) the character of the neighborhood, (viii) the investment or resale value of the property, (ix) any other matter affecting their willingness to sell or purchase the property on the terms and price herein set forth. Seller(s) and Purchaser(s) acknowledge that if such matters are of concern to them in the decision to sell or purchase the property, they have sought and obtained independent advice relative thereto.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** ______ ______

6. FINANCING:

FHA LOAN: If FHA financing is used the attached **FHA DISCLOSURES Addendum** is incorporated herewith and made a part hereof.

VA LOAN: If VA financing is used it is expressly agreed that notwithstanding any other provisions of this contract, Purchaser shall not incur any penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the property described herein if the contract purchase price exceeds the reasonable value of the property established by the Veterans Administration. Purchaser shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of the reasonable value established by the Veterans Administration.

CONVENTIONAL LOAN: If Conventional financing is used the Purchaser acknowledges that any appraisal required by the lender is used by the lender to determine the maximum mortgage amount and does not warrant the value or condition of the property.

7. PRORATION: All taxes, any association dues/fees and rents will be prorated as of the consummation of the sale. The tax proration herein called for will be based upon information obtained from the Tax Assessor or Tax Collector's office. Any changes in such assessment after closing will be adjusted accordingly between Seller and Purchaser.

8. RISK OF LOSS: Seller agrees to keep in force sufficient hazard insurance on the property to protect all interests until the sale is closed and the deed delivered. If the property is destroyed or materially damaged between the date hereof and the closing, and Seller is unable or unwilling to restore it to its previous condition prior to closing, Purchaser will have the option of canceling this contract and receive back the earnest money, or accepting the property in its then condition. If Purchaser elects to accept the property in its damaged condition, any insurance proceeds otherwise payable to Seller by reason of such damage will be applied to the balance of the purchase price or otherwise be payable to Purchaser.

9. SYSTEMS, EQUIPMENT AND APPURTENANCES: The following items are included in this sale, if present: all heating and cooling equipment, water heaters, door bells, mantels, light fixtures and bulbs and ceiling fans, including fan remote controls; storm doors, garage door openers and remote controls, range, oven, installed dishwasher, permanently installed refrigerator, and all other built-in kitchen appliances; framed bathroom mirrors and permanently attached plate glass mirrors; all bathroom fixtures; blinds, window treatments, rods and hardware; all wall-to-wall carpet; all gas logs, fireplace doors and attached screens; all security system components and controls; permanently installed hot tub, above ground and in ground swimming pool and its equipment; permanently installed outdoor water features, awnings, permanently installed outdoor cooking grills; seller owned propane tanks; all landscaping and all outdoor lighting, both wired and solar; mail boxes; attached basketball goals and backboards; TV wall mounts, TV antennae and seller owned satellite dishes (excluding components); central vacuum systems and attachments. There shall be no substitutions or replacements of any of the above without the express written agreement of the parties. Items which do not belong to the seller, such as leased security systems, satellite system, water softener systems, fuel tank, etc., do not convey and are not a part of this contract.
If an item not listed above is being conveyed, such item(s) to be included in a "Personal Property Conveyance" or equivalent. (e.g., refrigerators, washers & dryers).

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** ______ ______

10. SELLER WARRANTS that Seller has not received from any lawful authority notification regarding any assessments, pending public improvements, repairs, replacements or alterations to the property that have not been satisfactorily made.

11. DEFAULT. Should either the Seller or Purchaser fail to carry out the terms of this contract in accordance with all its provisions, an aggrieved party shall have the option to do one of the following:

(a) File a proceeding in a Court of competent jurisdiction provided (1) the proceedings are non-jury and THE RIGHT TO TRIAL BY JURY IS WAIVED, (2) the amount in controversy (excluding funds held as earnest money) does not exceed $3,000.00 and (3) no licensed real estate professional is a party, except as a stake holder of earnest money; OR,

(b) Reaffirm the contract and proceed through binding arbitration under paragraph 13 for the recovery of damages and/or for specific performance. The damages in either instance may include any cost(s) incurred by the non-breaching party including reasonable attorney's fees.

[redacted]

12. TRUST ACCOUNT: Seller and Purchaser hereby direct the Holder of the earnest money to deposit the earnest money in Holder's escrow account pending fulfillment of this contract. Holder will have such Earnest Money deducted from Holder's commission at closing. OR Holder will provide funds to closing attorney. Earnest money shall be deposited with Holder within two banking days after the Binding Agreement Date. Proof of deposit of earnest money into trust account will be furnished to the Listing Company upon receipt. It is understood that the Holder is, (a) not a party to this contract and does not assume any liability for performance or non-performance of any signatory, (b) must require from all signatories a written release of liability of the Holder which authorizes the release of the earnest money. In the event a dispute arises between the parties to this contract as to which shall be entitled to said earnest money, the Holder may interplead said earnest money into the proper court, and in so doing shall be entitled to deduct from the earnest money for court costs, attorney's fee, and other expenses relating to the interpleader Alternatively, any party may proceed in a court of competent jurisdiction for interpleading of said earnest money. The prevailing party in any interpleader action shall be entitled to collect from the other party the court costs, attorney's fees and other expenses of the interpleader which shall be paid to the prevailing party. In the event any Earnest Money check is not honored, for any reason, by the bank upon which it is drawn, Holder shall promptly notify Purchaser and Seller. Purchaser shall have two (2) working days after notice to deliver good funds to Holder. In the event Purchaser does not timely deliver good funds within two (2) working days, Purchaser is in default and the Seller may cancel the contract by notice to the Purchaser. In any proceedings under this paragraph, the right to trial by jury is waived.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** ______ ______

13. ALTERNATIVE DISPUTE RESOLUTION AGREEMENT BY BINDING ARBITRATION: In connection with the purchase and sale of the above described property, except for those disputes described in Paragraph 12 Purchaser and Seller mutually covenant, stipulate and agree in connection with the resolution of any dispute or controversy arising out of or relating to this agreement or concerning the within described property, or the breach, termination, or validity thereof, as follows: That the transaction contemplated in this agreement directly involves interstate commerce, and said transaction has been and will continue to be regulated by the laws of the United States of America; and, that the contract(s) entered into by the parties concerning this property evidence transactions involving and affecting commerce. The undersigned agrees that all disputes not barred by applicable statutes of limitations or otherwise barred by law, resulting from or arising out of this agreement; that included herein in matters to be arbitrated are equitable claims and remedies, including specific performance and rescission; that Purchaser and Seller agree to submit such dispute(s) to BINDING ARBITRATION, pursuant to the provisions of 9 U.S.C. Section 1, et seq and according to the Commercial Rules of the American Arbitration Association then existing in the County where the property being sold is located, and shall be decided by an arbitrator recognized by the Alabama Center for Dispute Resolution and pursuant to the rules of American Arbitration Association or, if agreed by both parties, some other recognized body and pursuant to the rules of American Arbitration Association. The prepaid arbitration filing fees and all other prepaid costs of the arbitration proceeding shall be paid by the party seeking to invoke arbitration, with the assignment of those costs to be divided between the parties as the arbitrator sees fit in setting the Arbitration Award. Damages may include reasonable attorney's fees. It is hereby agreed that it is the intent of the parties that the Arbitrator's Award is to be final and binding and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof. This alternative dispute resolution agreement shall specifically exclude those disputes provided for in paragraph 12 and shall further specifically exclude those disputes as defined in paragraph 11(a); however, it is mutually agreed, covenanted, and stipulated that the right to a trial by jury is hereby waived. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THIS ARBITRATION SHALL BE IN LIEU OF ANY CIVIL LITIGATION IN ANY COURT, AND IN LIEU OF ANY TRIAL BY JURY.

14. TERMINOLOGY: For the purposes of this contract, (1) the term working day(s) used throughout this Agreement shall be deemed to be weekdays (Monday-Friday) ending at 11:59 p m. local time (at the location of the Premises) unless otherwise specified in this Agreement. (In the event a performance deadline occurs on a Saturday, Sunday or holiday, as defined herein, the performance deadline shall be extended to the next following working day. In calculating any time period under this Agreement, the commencement day shall be the day following the initial date (e.g. Binding Agreement Date). The following days shall be recognized as holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

15. ELECTRONIC SIGNATURES: Faxed or other electronically transmitted documents with signatures shall serve as originals and be binding on all parties.

16. ENTIRE AGREEMENT: This contract, together with any addendums, constitutes the entire agreement between Seller and Purchaser regarding the property and supersedes all prior discussions, negotiations and agreements between Seller and Purchaser whether oral or written. Neither Seller, Purchaser, Broker, nor any licensee, shall be bound by any understanding, agreement, promise, or representation concerning the property, expressed or implied, not specified herein. All terms, conditions, and warranties not performed at the time of delivery of deed shall survive such delivery.

17. We the Purchaser and Seller grant to the closing agent/attorney/lender, permission to distribute the Non-Public Private Information (NPPI) Closing Disclosure to the real estate agents and brokers noted on this contract, at the same time that it is distributed to us.

→ **Purchaser(s) initials** [redacted] ______ **Seller(s) initials** ______ ______

ADDITIONAL PROVISIONS:

1. Property must appraise for sales price or greater. If appraisal is less than agreed upon sales price, purchaser may cancel this agreement, or if both parties agree the purchase price will be renegotiated for appraised value.

2. Kitchen appliances to remain at no value.

3. Earnest money to be delivered and deposited into Brinkley and Brinkley trust account within 3 days of finalized contract.

4. Closing to take place with Brinkley and Brinkley.

5. Escalation clause included in the offer

[redacted]

REALTORS® shall not deny equal professional service to or discriminate against any person for reasons of race, color, religion, gender (sex), disability (handicap), familial status, national origin, sexual orientation or gender identity, of any prospective client, customer, or of the residents of any community.

WITNESS **DATE**	*Agnes Kipkuna* dotloop verified 01/23/22 2:08 AM EST ZVBY-2C1I-BZ0E-ME4A **PURCHASER** **DATE**
WITNESS **DATE**	**PURCHASER** **DATE**
WITNESS **DATE**	**PURCHASER** **DATE**

Seller acknowledges receipt of this offer and MUST RESPOND by one of the following: (Initial *ONE*)

____ ____ **ACCEPTS** – this offer. **Do not initial here unless offer is being accepted! **

____ ____ **REJECTS** – this offer and makes no counter offer.

____ ____ **COUNTERS** – separate Counter Offer form is attached. ☐ **Yes** ☐ **No**

1. The Seller reserves the right to accept any other Offer prior to Purchaser's written acceptance of this Counter-Offer. Acceptance shall not be effective until personally received and acknowledged by the [redacted]__________________(Listing Agent) as evidenced by signing the Binding Agreement Date below.
2. This Counter-Offer shall expire unless a signed copy of acceptance is delivered to the person(s) making this Counter Offer (or their agent) by _________ ☐ a m. ☐ p.m. on __________________(date).
3. Upon acceptance by both parties, as herein specified, this Counter-Offer, if any, together with the offer of the Purchaser, and any addendum, shall compose the entire agreement between the parties hereto.

WITNESS **DATE**	**SELLER** **DATE**
WITNESS **DATE**	**SELLER** **DATE**
WITNESS **DATE**	**SELLER** **DAT**

BINDING AGREEMENT DATE: The listing agent confirms that the contract was accepted, and delivered to all parties (and/or their representatives) either in writing or electronically and the date to begin contract performance is:

Date:____________________ by ____________________

Binding Agreement Date **Listing Agent Signature**

[redacted]

AGENT/BROKERAGE INFORMATION

LISTING SALESPERSON | **EMAIL**

[redacted] | [redacted]

PHONE | **MLS ID** | **AL LICENSE #**

[redacted] | [redacted] | [redacted]

LISTING BROKERAGE | **ADDRESS**

Legend Realty | [redacted]

MLS ID | **AL LICENSE #**

SELLING SALESPERSON | **EMAIL**

[redacted] | [redacted]

PHONE | **MLS ID** | **AL LICENSE #**

[redacted] | [redacted] | [redacted]

SELLING BROKERAGE | **ADDRESS**

Chanda Davis Real Estate | [redacted]

MLS ID | **AL LICENSE #**

[redacted]

ADDENDUM # 1 TO CONTRACT

That certain contract for sale of real property, located at 287 Avebury Meridianville, AL 35759

between Seller(s): [redacted]

and Purchaser(s): Arrived Holdings, Inc. / Assignee

is hereby amended as follows: All contractural items remain in full force and effect with the following addition

Escalation clause final sales price $290,000

-----end-----

All other terms and conditions remain in full force and effect.

IN WITNESS WHEREOF this Addendum is executed 01/30/2022.
Date

Witness

Purchaser

Witness

Purchaser

[redacted]
dotloop verified
01/30/22 1 14 PM CST
VVLW-FXAA-A5HG-SJCF
Witness

[redacted]
dotloop verified
01/30/22 1 44 PM CST
VTIS-KG6O-KCKD-OOYW
Seller

Witness

[redacted]
dotloop verified
01/30/22 1 47 PM CST
8JIE-EDKQ-TICQ-BLTR
Seller

ATC

THE USE OF THIS FORM BY ANYONE OTHER THAN A REALTOR® MEMBER IS STRICTLY PROHIBITED

(Revised 11/10)

GENERAL/FINANCED RESIDENTIAL CONTRACT

Form Approved by Birmingham Association of REALTORS®, Inc.
May 2017, updated May 2021 (*Previous forms obsolete and no longer approved*)

Date 01/24/2022

The undersigned Buyer(s) Arrived Holdings, Inc and/or assignee. *(Print Name)* hereby agree(s) to purchase, and the undersigned Seller(s) ____ *(Print Name)* hereby agree(s) to sell the following described real estate, together (Print Name) with all improvements, shrubbery, planting, fixtures and appurtenances (the "Property") situated in the City of ____ County of Madison, Alabama, on the terms stated below:

Address: 287 Avebury Road Meridianville Zip Code 35759

Legal Description: Lot 166 Walkers Hill PH4 PLAT #2020-12498

Map Book ____ Page ____ **AND/OR** complete parcel ID 08-03-08-0-000-005.218

1. AGENCY DISCLOSURE:

The listing company is Legend Realty
(Two Blocks may be checked)
- ☑ An agent of the Seller
- ☐ An agent of the Buyer
- ☐ An agent of both the Seller and Buyer and is acting as a limited consensual dual agent
- ☐ Assisting the ☐ Buyer ☐ Seller as a transaction broker

The selling company is Krch Realty
(Two blocks may be checked)
- ☐ An agent of the Seller
- ☑ An agent of the Buyer
- ☐ An agent of both the Seller and Buyer and is acting as a limited consensual dual agent
- ☐ Assisting the ☐ Buyer ☐ Seller as a transaction broker

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ____

2. THE TOTAL PURCHASE PRICE OF THE PROPERTY SHALL BE $ See par. 31

Earnest Money under this Contract shall be $5,000.00

(A) PURCHASE MONEY: *(Check as applicable)*

☑ (1) **CASH:** Buyer will either pay cash **or** obtain financing for the purchase of the Property, but Buyer's obligation to close this transaction is **not** contingent on obtaining financing or the appraised value of the Property. Buyer will provide to Seller a letter of deposit/financial capability to purchase within 7 (seven) calendar days from the Finalized Date of this Contract. "Finalized Date" shall mean the date that appears on the last page of this Contract.

☐ (2) **FINANCING:** This Contract is contingent on Buyer obtaining approval of a ☐ Conventional ☐ FHA ☐ VA ☐ Other ____ loan in the amount of $____ or ____% of the Purchase Price (excluding any financed loan costs) at the prevailing interest rate and loan costs. If FHA or VA financing is utilized the "FHA/VA Amendatory Clause Addendum" must be a part of this Contract.

[redacted]

Buyer will apply for financing within __ days (7 days if left blank), from the Finalized Date and will provide any and all credit, employment, financial and other information required by the lender. "Finalized Date" shall mean the date that appears on the last page of this Contract. Unless Buyer elects to waive the financing contingency of this contract, either party may cancel this contract if Buyer cannot obtain financing as specified above by _______________. In such event, both parties will execute a Mutual Release and all Earnest Money shall be promptly returned as per the terms stated in Paragraph 5 below. **No terms of this financing contingency can be changed without written authorization of Seller**. **Unless otherwise agreed in writing by the Buyer and Seller, this Contract shall not be contingent on the sale or closing of any other property.** If the Purchase Price exceeds the appraised value of the Property, Buyer may elect to cancel this Contract by providing written notice of such election to Seller within five (5) calendar days of knowledge of the appraised value, along with a copy of the appraisal or other evidence of the appraised value provided by lender, unless the Seller agrees to sell the Property under this Contract for the appraised value. Otherwise, the Earnest Money shall be returned pursuant to the terms of Paragraph 5 below.

(B) LENDER REQUIRED REPAIRS: If the contract is contingent upon Buyer obtaining financing and Lender requires any repairs to the property as a condition of Buyer's loan approval, and the Seller declines to pay for the required repairs, then the Buyer may cancel this contract and all earnest money will be refunded upon the execution and delivery of a mutual release. If Buyer elects to cancel the Contract due to Seller's election not to pay any repairs required by Buyer's lender, Seller agrees to execute a mutual release authorizing the return of the Earnest Money to Buyer promptly upon receipt of the Notice of Cancelation and mutual release.

(C) LOAN CLOSING COSTS AND PREPAID ITEMS: Seller agrees to pay up to $_________ of Buyer's loan closing costs and/or prepaid expenses excluding Seller's half of the settlement fee and title insurance cost. Buyer shall promptly deliver to Real Estate Agent for Buyer, if any, a copy of all Loan Estimate(s) and Closing Disclosure(s) upon receipt.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

3. CLOSING & POSSESSION DATES: The sale shall be closed and the deed delivered on or before 02/13/2022. However, if Paragraph 2(A)(2) is selected and closing funds from Buyer's lender(s) are not available on Closing Date due to Consumer Financial Protection Bureau Closing Disclosure delivery requirements (CFPB Requirements), then Closing Date will be extended for such period necessary to satisfy CFPB Requirements, provided such period does not exceed 7 calendar days. Possession is to be given at closing if the property is then vacant; otherwise, possession shall be delivered _____ calendar days after closing at __________ ☐ (AM) ☐ (PM). In the event Seller retains possession of the property beyond the day of closing Seller does hereby guarantee that at the date of surrender of occupancy by Seller, the property shall be substantially in the same condition as the day of closing. This provision shall survive the closing and delivery of the deed.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

4. DATES/TIMES ARE OF THE ESSENCE:

(A) The Closing Date and the other dates and times identified for the performance of any obligation of this Agreement are of the essence and are binding.

(B) The Finalized Date of this Contract is the date when Buyer and Seller have indicated full acceptance of this Contract by signing and/or initialing it. For purposes of this Contract, the number of days will be counted from the Finalized Date, excluding the day this Contract was executed and including the last day of the time period. **All changes to this Contract should be initialed and dated**.

[redacted]

(C) The Closing Date may only be extended by mutual written agreement of the parties or as set forth in Paragraph 3 above.

(D) Certain terms and time periods are pre-printed in this Contract as a convenience to the Buyer and Seller. All pre-printed terms and time periods are negotiable and may be changed by striking out the preprinted text and inserting different terms acceptable to all parties, except where restricted by law.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ____

5. EARNEST MONEY & DEFAULT OF CONTRACT: Within 3 days of the Finalized Date of this Contract the Buyer shall deliver to Closing Agent the Earnest Money which shall be promptly deposited into an escrow account. Should Buyer fail to deliver the Earnest Money within 3 days of the Finalized Date, Seller may void this Contract at the sole option of the Seller. If the Contract is accepted and signed by all parties and the sale does not close, a separate mutual release signed by all parties to this Contract will be required before the Earnest Money will be disbursed. In the event either Buyer or Seller claims the escrowed funds without the agreement of the other party, any holder of the escrowed funds, as prescribed by Alabama Real Estate License Law Rule: 790-X-3-.03 (4), (5), must either (1) retain the escrowed funds until there is a written mutual release among the parties; (2) interplead the disputed portion of the funds into the appropriate court, and shall be entitled to deduct from the escrowed funds any and all court costs, attorney fees and other expenses relating to the interpleader; or (3) disburse the escrowed funds in accordance with the directions of a non-appealable order of a court of competent jurisdiction. Seller, at Seller's option, may cancel this Contract if the Earnest Money check is rejected by the financial institution upon which it is drawn. In the event of default by Buyer, all deposits made hereunder may be forfeited as liquidated damages at the option of Seller, provided Seller agrees to the cancellation of this Contract, or alternatively, Seller may elect to pursue his or her available legal or equitable remedies against Buyer. In the event of default by Seller, all deposits made hereunder may be returned at the option of Buyer, provided Buyer agrees to the cancellation of this Contract, or alternatively, Buyer may elect to pursue his or her available legal or equitable remedies against Seller.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ____

6. TITLE INSURANCE: Seller agrees to furnish Buyer a standard ALTA (American Land Title Association) form owner's title insurance policy at Seller's expense, issued by a company qualified to insure titles in Alabama, in the amount of the purchase price, insuring Buyer against loss on account of any defect or encumbrance in the title, subject to exceptions herein, including Paragraphs 8 and 13(C) below; otherwise, the Earnest Money shall be refunded. In the event both owner's and first mortgagee's title policies are obtained at the time of closing, the total cost of the two policies will be divided equally between Buyer and Seller, even if the first mortgagee is Seller. Seller shall have until the closing date within which to perfect title or cure defects in the title to the Property. Should Seller be unable to perfect title or cure defects in the title to the Property by the date of closing, the Contract shall be voidable at the option of the Buyer.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ____

7. PRORATIONS: Ad valorem taxes, insurance transferred, accrued interest on mortgage(s) assumed, and homeowners association, condominium association, fire district or other dues, fees or assessments are to be prorated between Buyer and Seller as of the date of closing, and any existing escrow deposits shall be credited to Seller. Unless otherwise agreed herein, all ad valorem taxes except municipal taxes are presumed to be paid in arrears for purposes of proration; municipal taxes, if any, are presumed to be paid in advance. Seller represents and warrants that the Property ☐ is ☑ is not currently subject to Class III (homestead) residential property tax. If Seller represents that property is classified as Class III Property and this representation is in error, then Seller will reimburse to Buyer any

additional property tax for the current tax year which is in excess of that which would be due had the property been class titled as Class III. This obligation will survive the Closing and delivery of deed.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted]

8. CONVEYANCE: Seller agrees to convey the Property to Buyer by ________________ warranty deed (check ☐ if Buyer desires that title be held as joint tenants with rights of survivorship), free of all encumbrances except as permitted in this Contract. Seller and Buyer agree that any encumbrances not herein excepted or assumed may be cleared at the time of closing from sales proceeds. The Property is sold and is to be conveyed subject to any mineral and/or mining rights not owned by Seller. Buyer is responsible for determining that the current zoning is suitable for Buyer's intended use of the property.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted]

9. HAZARD INSURANCE: Buyer understands that Buyer is responsible for securing acceptable hazard insurance on the Property at a premium rate acceptable to Buyer. Buyer shall obtain evidence of insurability at an acceptable premium rate within _____ days (7 days if left blank) of the Finalized Date. Should Buyer be unable to obtain evidence of insurability at an acceptable premium rate, Buyer may elect to cancel this Contract by providing written notice of such election within said time period to Seller. If the Contract is cancelled, the Earnest Money shall be returned pursuant to the terms of Paragraph 5 above. Failure to notify Seller of Buyer's election to cancel within said time period shall conclusively be deemed acceptance of any available insurance.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted]

10. BUYER'S DUTY TO INSPECT: Buyer acknowledges and agrees that Alabama law imposes a duty on Buyer to thoroughly inspect the Property for conditions of property, defects or other relevant matters prior to closing the sale. Buyer further acknowledges that professional inspection services and/or contractors may be engaged for this purpose and that **the real estate broker(s) and agent(s) strongly recommend the use of such professionals, but endorse none of them**. Buyer is encouraged to engage and pay for independent professional inspection services and/or contractors, rather than using previous inspection reports provided by Seller, or allowing Seller to pay for such inspection reports, or using an inspector recommended by Seller. The real estate broker(s) and agent(s) do not warrant, guarantee or endorse any particular professional inspection service and/or contractor. Buyer understands and agrees that Buyer will not rely and has not relied on any statements or omissions made by the real estate broker(s) and agent(s) regarding the condition of the Property. Buyer further understands that if the real estate broker(s), agent(s) or representative is present at or accompanies Buyer on an inspection of the Property, it will be as a courtesy and not as a person qualified to detect any defects. **After closing, all conditions of the Property are the responsibility of Buyer**.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted]

11. CONDITION OF PROPERTY: Neither Seller nor Real Estate Broker(s) nor any Real Estate Agent(s) makes any representations or warranties regarding condition of the Property except to the extent expressly set forth herein. Buyer has the obligation to determine any and all conditions of the Property material to Buyer's decision to buy the Property, including but not limited to, general home inspection, sewer lines inspection, structural inspection, radon testing, EIFS inspection, HVAC inspection, drywall, and/or lead based paint inspection; the condition of the heating, cooling, plumbing and electrical systems and any built-in appliances; the roof and the basement, including leaks therein; the presence of asbestos or toxic mold; the presence of arsenic in treated wood; the school districts for the subject property; the presence of hazardous dry wall; the size and area of the property; quality of construction materials and workmanship; the proper construction of any improvements located upon the Property; structural condition; utility and sewer or septic system availability, condition and location; subsurface and

subsoil conditions, sinkholes and mining or other soil conditions including radon or other potentially hazardous gases or toxic materials; presence of, or damage from, wood destroying insects and/or fungus (Wood Infestation Report); Property access, easements, covenants, restrictions, developments, or structures; and any matters affecting the character of the neighborhood. Unless otherwise excepted, Seller will provide access and utilities for Buyer's inspections, if any, until closing. **NOTE: LENDERS AND/OR PUBLIC AUTHORITIES MAY REQUIRE CERTAIN INVESTIGATIONS SUCH AS TERMITE AND SEPTIC TANK INSPECTIONS (FOR WHICH REPAIRS MAY BE REQUIRED). THIS DOES NOT REPLACE BUYER'S DUTY TO THOROUGHLY INSPECT THE PROPERTY PRIOR TO CLOSING.** Buyer shall have the obligation to determine the condition of the property in accordance with "A" or "B" below. Check either "A" or "B" but not both.

☐ **(A) SALE OF PROPERTY NOT CONTINGENT UPON INSPECTIONS, NO REPAIRS REQUESTED:** Buyer agrees to accept the Property in "AS IS" condition without any warranties or guarantees as to any aspect or condition of the Property, its systems or appliances. Seller gives **no** warranties on any systems or appliances being in good working order either now or at the time of closing. Buyers agrees not to make any request for repairs of the Seller, and repair requests discussed in Paragraphs 11(B), 13(A), 13(B) or elsewhere in this agreement shall not apply. Buyers accepts total responsibility for all repairs, conditions and/or defects in the Property, including any repairs required in Paragraph 2(B). This provision does not apply to warranties of title to the Property evidenced by the Warranty Deed delivered to Buyer pursuant to Paragraph 8 of this Contract.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

☑ **(B) SALE OF PROPERTY CONTINGENT UPON INSPECTIONS:** Buyer reserves the right to conduct any inspections of the Property at Buyer's expense, for a period of 10 calendar days from the Finalized Date of this Contract (the "Inspection Period"). Buyer and Seller acknowledge that wood infestation inspection, sewer/septic system inspection, and survey do not fall under the Inspection Period, and may be performed in accordance with paragraph 13. Seller agrees to ensure that all utilities at the property shall be connected and active during the Inspection Period. The Inspection Period shall not start until all utilities are connected and active at Seller's expense. No later than three (3) calendar days after the end of the Inspection Period, Buyer shall provide Seller with a written list of items requested by Buyer to be repaired at Seller's expense or the Buyer shall provide notice that the condition of the property is acceptable and no repairs are required. In the event that Buyer provides notice that repairs are requested, any such request for repairs shall be governed by Paragraph 12 of this Agreement. Failure of Buyer to provide a list of requested repairs to Seller in writing no later than three (3) calendar days after the end of the Inspection Period shall constitute a waiver of this inspection contingency and conclusively be deemed acceptance of the Property, including ordinary wear and tear until closing.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

12. REQUEST FOR REPAIRS:

(A) If Buyers makes a written request of Seller to correct unsatisfactory conditions revealed from any inspections set out in Paragraphs 11(B), 13(A) and 13(B), Seller shall respond to Buyer by written notice delivered to Buyer within ____ calendar days (3 calendar days if left blank) of receipt of such request as to whether Seller is willing to correct the unsatisfactory conditions at Seller's expense. It shall conclusively be deemed acceptance of Buyer's request if Seller fails to respond in writing within the time frame stated herein.

(B) If Seller elects not to correct the unsatisfactory conditions, Buyer shall respond to Seller by written notice delivered to Seller within ____ calendar days (2 calendar days if left blank) of receipt of Seller's election, and may elect to either (a) terminate this contract and recover the earnest money, or (b) waive in writing the request for correction of unsatisfactory conditions and proceed to close the sale.

[redacted]

(C) It shall conclusively be deemed acceptance of the Property, including ordinary wear and tear until the closing, if Buyer fails to notify Seller in writing of any unsatisfactory conditions in accordance with Paragraph 11(B), or fails to notify Seller in writing of his election to terminate this contract as herein provided.

NOTE: "Ordinary wear and tear" as used in Paragraphs 11(B) and 12 shall not be deemed to include material failure of the heating, cooling, plumbing and electrical systems or built in appliances. If such a system or appliance suffers material failure after acceptance under Paragraphs 11(B) and 12 but prior to closing, Seller shall pay for any repairs required to restore the system or appliance to an operating condition at least as good as previously existing. After closing all conditions of the Property are the responsibility of the Buyer unless otherwise stated within this Contract.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

13. ADDITIONAL INSPECTIONS: The additional inspections set forth in this paragraph shall be completed by 10 business days, and any requested repairs as a result of these additional inspections shall be made in writing to the Seller by 2/8/2022. Should Buyer fail to timely notify Seller in writing of requested repairs as a result of these additional inspections, such failure shall conclusively be deemed acceptance of the Property by the Buyer, including ordinary wear and tear until Closing.

(A) TERMITE AND/OR WOOD INFESTATION/FUNGUS INSPECTION AND REPORT:

(1) **Wood Infestation Inspection Report.** The real estate brokers and agents strongly recommend that the Buyer obtain a wood infestation inspection report from a licensed pest control company. **Buyer** requires a Wood Infestation Inspection Report from a licensed pest control company ☐YES ☐NO. The cost of the report shall be at the expense of the **Buyer**. Buyer shall be responsible for ordering the inspection and Wood Infestation Inspection Report. In the event that Buyer provides notice that repairs are required, any such request for repairs shall be governed by Paragraph 12 of this Agreement.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

(2) **Termite Agreement (Contract).** Buyer requires a termite service agreement ☐YES ☑NO. If such agreement is required and Seller has an existing transferable agreement, the agreement shall be transferred at ☐ Seller's ☐ Buyer's expense. If a new service agreement is required, the cost shall be at ☐ Seller's ☐ Buyer's expense and the service agreement shall be ordered by the party paying for the agreement. The real estate brokers and agents make no representations as to the terms or conditions of any termite service agreement.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

(B) SEWER/SEPTIC SYSTEMS: To the best of Seller's knowledge the Property ☑ is ☐ is not connected to a sanitary sewer system. Seller ☐ has ☐ has not paid all impact and connection fees. If Property is not on sewer, **Seller** represents that the Property ☐ is ☐ is not connected to septic system. **Buyer** requires a sewer/septic system inspection at Buyer's expense ☑YES ☐NO. Real estate broker(s) and agent(s) recommend that the sewer/septic system be inspected. If Buyer elects NOT to have the sewer/septic system inspected, then Buyer releases Seller, Real Estate Broker(s) and Agent(s) from any and all liability for any defects or deficiencies with the sewer/septic system which may be discovered in the future, whether such defects or deficiencies exist at Closing or develop thereafter. In the Event that Buyer provides notice that repairs are required, any such request for repairs shall be governed by Paragraph 12 of this Agreement.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

[redacted]

(C) SURVEY: The real estate brokers and agents strongly recommend that a new survey be obtained on all purchases of property. Buyer requires a survey by a registered Alabama land surveyor of Buyer's choosing and, unless otherwise agreed herein, at Buyer's expense ☐YES ☐NO. If Buyer elects NOT to have a new survey, then Buyer releases Seller, Real Estate Broker(s) and Agent(s) from any and all liability for conditions which would have been revealed from a survey performed by a registered Alabama land surveyor. To the best of the Seller's knowledge the Property ☐ is ☐ is not located in a flood plain, but this information is not guaranteed and should be confirmed by a flood plain certification and/or a current surveyor's statement in the survey which shall be the responsibility of Buyer. Further, unless otherwise agreed herein, the Property is purchased subject to utility easements, residential subdivision covenants and restrictions, if any, and building lines of record, if any.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ______

Buyer acknowledges and agrees that all Inspections are the responsibility of Buyer including payment for the inspection services. Unless otherwise agreed, Buyer shall be responsible for payment for Inspection services regardless of whether or not the transaction contemplated herein proceeds to Closing.

14. HAZARDOUS DRYWALL: This tainted wallboard often gives off a foul odor, corrodes copper, electrical wiring and other metal surfaces and may cause serious health problems with prolonged exposure. Real Estate Broker and Agent recommend that Buyer requests the home inspector to inspect for this drywall problem, or hire an inspector specifically trained in discovering defective drywall, if Property was either built or renovated since 2001.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ______

15. LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS: Lead-based paint disclosure is required ☐YES ☐NO. If a residential dwelling built prior to 1978 is located on the Property, Federal law requires that certain disclosures be made by the Seller to the Buyer and that this Agreement be made subject to a lead-based paint testing contingency. A copy of the disclosure information form and the Agreement lead based paint testing contingency language are attached hereto.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ______

16. ZONING, SUBDIVISION REGULATIONS, SUBDIVISION RESTRICTIONS, RESTRICTIVE COVENANTS AND HOMEOWNER'S ASSOCIATION BYLAWS. Buyer and Seller hereby agree and acknowledge that the Buyer shall be solely responsible for obtaining all records and information regarding the property relative to zoning, subdivision regulations, subdivision restrictions, restrictive covenants, historic district regulations, and Homeowner's Association requirements. Further, Buyer shall be solely responsible for determining that the Property is suitable to the Buyer's intended use, including any development of, alterations to, improvements or construction on the Property.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ______

17. SCHOOL ZONES. Buyer and Seller hereby agree and acknowledge that the Buyer shall be solely responsible for determining school zoning of Property.

Seller Initials [redacted] [redacted] **Buyer** Initials [redacted] ______

[redacted]

18. FIRE/SMOKE/GAS DETECTORS: Buyer shall satisfy himself/herself that all applicable federal, state and local statutes, ordinances and/or regulations concerning fire/smoke/gas detectors or fire protection equipment have been met. Upon closing or after taking possession of the Property, whichever occurs first, Buyer shall be solely responsible for compliance with such laws.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

19. HOME WARRANTY: Buyer ☐ does ☐ does not require a Home Warranty Policy issued by a company qualified to provide such policies in Alabama, effective for one year from date of closing, to be paid by ☐ Seller ☐ Buyer at a cost not to exceed $____________. Home Warranty Policy shall be selected by Buyer. Buyer acknowledges that the Real Estate Brokers and Real Estate Agents have not made any representations or statements regarding the terms and conditions of any Home Warranty.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

20. SELLER WARRANTS that Seller has not received notification from any lawful authority regarding any assessments; pending assessments; pending condemnation proceedings; or pending public improvements, repairs, replacements, or alterations to the property that have not been satisfactorily made. Seller warrants that there is no unpaid indebtedness on or affecting Property for labor or materials furnished to the Property except as described in this contract. These warranties shall survive the closing and delivery of the deed.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

21. FINAL WALK-THROUGH INSPECTION: Buyer has the obligation to conduct a final walk-through to inspect the Property prior to closing to determine if the items to be repaired by Seller under Paragraphs 2(B) and 12 have been satisfied. If Buyer determines any of the following: (a) a condition under Paragraphs 2(B) and 12 has not been satisfied; (b) systems as described in the "NOTE" portion of Paragraph 12 are not functioning; or (c) new defects have arisen since Buyer's acceptance of property under Paragraph 12, then Buyer shall immediately notify Seller. If Seller refuses to pay for any repairs or correct any defects requested by Buyer, Buyer may proceed with the closing or cancel the contract and recover the earnest money, **or** elect to pursue any remedies that the Buyer may have at law or equity for Seller's alleged breach of Seller's obligations under the Contract.

If Buyer fails to conduct this walk-through inspection, Seller's obligations will be deemed fulfilled. Buyer understands that if a real estate agent accompanies Buyer on an inspection or walk-through of the property it will be as a courtesy and not as a person qualified to detect any defects. **After closing all conditions of the property are the responsibility of the Buyer unless otherwise stated within this Contract.**

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

22. BUYER AND SELLER ACKNOWLEDGMENT: Seller and Buyer hereby acknowledge and agree that they have not relied upon any advice or representation of the Listing Broker or Company or the Selling Broker or Company or any of their real estate agents ("brokers and agents") regarding the Property, including but not limited to the condition of the heating, cooling, plumbing and electrical systems; any built-in appliances; the roof and basement, including leaks therein; the presence of asbestos or toxic mold; the presence of or damage from wood destroying insects and/or fungus; the presence of vermin or other pest infestations; the presence of arsenic in treated wood; the size and area of the Property; the quality of construction materials and workmanship, including floors and structural condition; availability of utilities, sewer or septic tank and condition thereof; subsurface and subsoil conditions, sinkholes and mining or other soil conditions including radon or other potentially hazardous or toxic materials and/or

[redacted]

gases; Property access easements, covenants, restrictions or development structures; and any matters affecting the character of the neighborhood; the investment or resale value of the Property; the past, present, or future financial stability of the builder or developer or the future insurability of the Property; or the compliance of the builder or developer under any warranty or any related mortgage terms and conditions; or any other matters affecting the willingness of the Seller and Buyer to sell or purchase the Property on the terms and at the Purchase Price herein set forth. Seller and Buyer acknowledge and agree that if such matters are of concern to them in the decision to sell or purchase the Property, they have sought and obtained independent advice relative thereto. Seller and Buyer agree that neither broker nor agent shall be held responsible for any obligations or agreements that Seller or Buyer have to one another hereunder, and Seller and Buyer agree to discharge and release the brokers and agents from any claims, demands, damages, actions, causes of actions or suits at law arising in any way from this Contract or related to the Property or the condition of the Property.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

23. RISK OF LOSS: Seller agrees to keep in force sufficient hazard insurance on the Property to protect all interests until this sale is closed. If the Property is destroyed or materially damaged between the Finalized Date and the closing, and Seller is unable to restore it to its previous condition prior to closing, the Buyer shall have the option of canceling this Contract and recovering the Earnest Money pursuant to Paragraph 5 above, provided that notice of cancellation is received prior to closing, or accepting the Property in its damaged condition. If Buyer elects to accept the Property in its damaged condition, then Buyer is entitled to the proceeds of insurance obtainable by Seller, less any deductible payable by Seller.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

24. SELECTION OF SETTLEMENT/CLOSING AGENT: Buyer and Seller hereby agree that the closing of this transaction shall be conducted by a closing attorney or title insurance company and Buyer and Seller ☐ do ☐ do not agree to share equally the settlement or closing charge imposed by the settlement agent. Buyer and Seller acknowledge and agree that such sharing may involve a potential conflict of interest and they may be required to execute an affidavit at closing acknowledging their recognition and acceptance of same. The parties further acknowledge that they have a right to legal representation of their own choosing, at their own expense, at all times in connection with this contract and the closing of this transaction.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

25. PERSONAL PROPERTY: Any personal items remaining with the property shall be at no additional cost to Buyer; shall not add to the value of the property; shall be in "AS IS" condition with no warranties, unless otherwise agreed herein; shall be unencumbered at the time of closing; and shall be only that which is currently on the premises and on an itemized list or addendum attached hereto (said list to be specific as to description and location of such items). The provisions of this Paragraph shall survive the closing and delivery of the deed.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

26. OTHER OFFERS WHILE BUYER'S OFFER IS PENDING: Buyer hereby acknowledges that offers other than Buyer's offer may have been made or may be made before Seller acts on or while Seller is considering Buyer's offer or counteroffer. While the Buyer's offer or counteroffer is pending, and before this Contract becomes effective, Seller hereby expressly reserves the right to reject Buyer's offer or counteroffer or to withdraw any offer previously made by Seller to Buyer relating to the Property, and to accept any other offer or counteroffer.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

[redacted]

27. FACSIMILE OR ELECTRONIC SIGNATURES: This Contract may be executed and delivered by any party by sending a facsimile of the signature or by a legally recognized e-signature. Such facsimile signature or legally recognized e-signature shall be binding upon the party executing it as soon as the signature is received by any other party hereto.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

28. OBLIGATION FOR FEES AND EXPENSES: Buyer and Seller acknowledge that in the event this Contract is canceled or does not close for any reason, fees or costs paid may not be refundable.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

29. ADDITIONAL PROVISIONS: Additional provisions to this Contract are set forth on the attached Addendum(s) ______ which shall be signed by all parties and shall be part of this Contract.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

30. ENTIRE AGREEMENT: This contract constitutes the entire agreement between Buyer and Seller regarding the property, and supersedes all prior discussions, negotiations and agreements between Buyer and Seller, whether oral or written. All representations, claims, advertising, promotional activities, brochures or plans of any kind made by Seller, Real Estate Broker, or Real Estate Agent are not a part of this Agreement unless expressly incorporated or stated in this Agreement. Neither Buyer, Seller, Real Estate Broker, nor any Real Estate Agent shall be bound by any understanding, agreement, promise, or representation concerning the property, expressed or implied, not specified herein, except that any prior written agreement concerning the payment of commission and/or compensation payable to Broker shall remain valid, in effect and enforceable.

Seller Initials [redacted] 1:44 PM CST dotloop verified [redacted] 1:46 PM CST dotloop verified **Buyer** Initials [redacted] ______

31. ADDITIONAL PROVISIONS:

Buyer offers to pay $285,000.00 for the home, but if the seller receives a bona fide offer that is higher, buyer will increase the price by $3,000.00 not to exceed $290,000.00

This contract is deemed assignable, buyer will advise seller with an addendum 48 hours prior to close of escrow as the the name of the LLC buyer will be using for title purposes only. Buyer is one in the same.

Seller to provide buyer with all HOA information within 10 days of acceptance of offer. There must not be any material leasing restrictions in the HOA for buyer to proceed with the purchase of said property.

Buyers closing agent is : [redacted]

[redacted]

Main: [redacted]

[redacted]

THIS IS A LEGALLY BINDING CONTRACT. IF YOU DO NOT UNDERSTAND THE LEGAL EFFECT OF ANY PART OF THIS CONTRACT, SEEK LEGAL ADVICE BEFORE SIGNING.

[redacted] dotloop verified 01/30/22 1:44 PM CST A6G2-30YJ-X9YY-FKX2	Arrived Holdings, Inc. by [redacted] dotloop verified 01/24/22 9:32 AM PST BOZC-YGBS-MPGN-HPRY
Seller Date	Buyer Date
[redacted] dotloop verified 01/30/22 1:46 PM CST ADSE-EYYB-OQHS-7VUZ	
Seller Date	Buyer Date

EARNEST MONEY: Receipt is hereby acknowledged of the earnest money as herein set forth

☐ Cash ☐ Check

AGENCY: ______________________ By ______________________ Date ____________

FINALIZED DATE: 01/28/2022. (Date on which last party signed or initialed acceptance of final offer).

[redacted] [redacted] dotloop verified 01/28/22 5:51 PM CST U6RT-VYUL-ZA4D-PYM9 [redacted] dotloop verified 01/30/22 1:01 PM CST EGEW-XWR0-AJVF-HO1F

Agent's Signature Date